EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-90333) pertaining to the Pactiv Hourly 401(k) Savings and Investment Plan of Pactiv Corporation of our report dated June 27, 2007, with respect to the financial statements and schedule of the Pactiv Hourly 401(k) Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Chicago, Illinois
June 27, 2007